UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2021

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

8.0% Senior Secured Notes due 2026

General

On October 6, 2021, Trulieve Cannabis Corp. (the “Company”) issued $350,000,000 aggregate principal amount of its 8.0% senior secured notes due October 6, 2026 (the “Notes”). The Notes were issued under an indenture dated as of June 18, 2019, as supplemented by a supplemental indenture dated as of October 6, 2021 (the “Indenture”) by and among the Company and Odyssey Trust Company, as trustee (the “Trustee”). Interest on the Notes is payable semi-annually in arrears on April 6 and October 6 of each year after the date of issuance of the Notes, commencing on April 6, 2022.

Guarantees

The obligations of the Company under the Indenture and the Notes will be irrevocably and unconditionally guaranteed, jointly and severally, by the Restricted Subsidiaries (as defined in the Indenture). As of October 6, 2021, the only Restricted Subsidiary was Trulieve, Inc. (“Trulieve US”). Trulieve US, its successors and assigns in any form, will remain Restricted Subsidiaries under the Indenture throughout the term of the Notes. Within 90 days of each financial year end of the Company, the Company will designate any subsidiary accounting for at least 5% of the Company’s Consolidated EBITDA (as defined in the Indenture) as a Restricted Subsidiary. A guarantor will be released from its obligations under its guarantee upon the occurrence of certain events.

Ranking

The Notes are direct senior secured obligations of the Company. Accordingly, the Notes will rank pari passu with the Company’s outstanding senior secured notes due 2024 and senior to all of the Company’s existing and future unsecured indebtedness. The Notes are subordinated in right of payment only to any indebtedness that ranks senior to the Notes by operation of law.

Security

The Notes will initially be secured by a general security agreement over the assets of the Company (other than the shares of the Unrestricted Subsidiaries (as defined in the Indenture)) and a pledge of the shares of certain Restricted Subsidiaries of the Company. Holders of Notes will be entitled to a lien over the assets of the Restricted Subsidiaries in certain instances that will rank pari passu with any future liens, other than certain permitted liens.

Optional Redemption

At any time and from time to time prior to the date that is two years following the issue date of the Notes, the Company may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable premium and accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.

At any time and from time to time on or after the date that is two years following the issue date of the Notes, the Company may redeem all or part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant payment date:

Year	Percentage
October 6, 2023 to October 6, 2024	104%
October 6, 2024 to October 6, 2025	102%
October 6, 2025 and thereafter	100%

At any time prior to the date that is two years following the issue date of the Notes, up to 35% of the Notes can be redeemed from the proceeds of a concurrent equity issuance at a redemption price of 108% plus accrued and unpaid interest on the outstanding principal amount of each Note called for redemption to the date of redemption.

Change of Control

In the event of a Change of Control each holder will have the right to require that the Company purchase all or a portion of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants

The Indenture governing the Notes contains covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to:

•	declare or pay dividends or make certain other payments;

•	purchase, redeem or otherwise acquire or retire for value any equity interests or otherwise make any restricted payments;

•	conduct certain asset sales;

•	make certain restricted investments;

•	incur certain indebtedness;

•	grant certain liens;

•	enter into certain transactions with affiliates;

•	dispose of material permits; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

These covenants are subject to a number of other limitations and exceptions as set forth in the Indenture.

Events of Default

The Indenture provides for events of default which, if certain of them occur, would permit the Trustee or the holders of at least 51% in aggregate principal amount of the then-outstanding Notes to declare the principal of, and interest or premium, if any, and any other monetary obligations on, all the then-outstanding Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete terms and conditions of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On October 6, 2021, Trulieve Cannabis Corp. (the “Company”) issued a news release announcing that it has closed a private placement of 8.0% senior secured notes due 2026 (the “Notes”) for aggregate gross proceeds of $350.0 million (the “Offering”). The Notes, which were issued at 100% of face value, are senior secured obligations of the Company and rank pari passu with the senior secured outstanding notes of the Company maturing in 2024. The Notes bear interest at a rate of 8.0% per annum, payable semi-annually in equal installments until the maturity date, unless earlier redeemed or repurchased. The Notes will mature on October 6, 2026 and may be redeemed in whole or in part, at any time from time to time, on or after October 6, 2023 at the applicable redemption price set forth in the Indenture.

The Company intends to use the net proceeds of the Offering to redeem certain outstanding indebtedness of Harvest Health & Recreation Inc. (“Harvest”) following the completion of the Company’s acquisition of Harvest on October 1, 2021, and for capital expenditures and other general corporate purposes.

The offering and sale of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other jurisdiction. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the press release announcing the Company’s closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 1, 2021, Harvest redeemed all of the issued and outstanding 7% unsecured convertible debentures of Harvest due May 9, 2022 in the aggregate principal amount of $100 million (the 7% Debentures”) at a redemption price equal to 104% of the principal amount of the 7% Debentures plus accrued and unpaid interest thereon to the date of redemption.

On October 6, 2021, Harvest issued a notice of redemption of certain outstanding indebtedness of Harvest, consisting of Harvest’s outstanding: (i) 15% senior secured notes due December 19, 2022 in the aggregate principal amount of $93.2 million (the “15% Notes”), and (ii) 9.25% senior secured notes due December 19, 2022 in the aggregate principal amount of $42.4 million (the “9.25% Notes” and together with the 15% Notes, the “Harvest Notes”). The Company expects that the redemption of the Harvest Notes will occur on October 21, 2021 (the “Redemption Date”). The redemptions will be completed in accordance with the terms of the indenture governing the Harvest Notes. The redemption price for the 15% Notes and the 9.25% Notes will be equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The aggregate redemption price for the Harvest Notes and the 7% Debentures is expected to be approximately $247 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture dated October 6, 2021 by and between Trulieve Cannabis Corp. and Odyssey Trust Company

99.1	Press release dated October 6, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: October 8, 2021